Exhibit 99.1

HCP ANNOUNCES RESULTS FOR QUARTER ENDED MARCH 31, 2014

HIGHLIGHTS

--              FFO per share was $0.75; FAD per share was $0.63; and EPS was $0.56

--              Achieved year-over-year three-month Cash NOI SPP growth of 4.2%

--              Expanding relationship with Brookdale by creating a $1.2 billion CCRC joint venture and amending existing Emeritus leases

--              Completed $162 million of additional investment transactions

--              Executed several significant life science and medical office leases totaling 187,000 sq. ft.

--              Increased revolving credit facility to $2 billion, with improved pricing and extended term

--              Raised $350 million of 4.2% senior unsecured notes due 2024

--              Earned four ENERGY STAR certifications, bringing our total to 134 ENERGY STAR certifications

LONG BEACH, CA, May 6, 2014 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2014 as follows (in thousands, except per share amounts):

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$343,139	$0.75	$339,529	$0.74	$0.01
FAD	$287,021	$0.63	$283,382	$0.62	$0.01
EPS	$258,047	$0.56	$230,107	$0.51	$0.05

FFO, FAD and EPS for the quarter ended March 31, 2013 include $0.02 per share of gain from sales of marketable securities. EPS for the quarter ended March 31, 2014 includes $0.06 per share of gain from sales of real estate.

FFO and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” and “Funds Available for Distribution” sections of this release for additional information regarding these non-GAAP financial measures.

EXPANDING RELATIONSHIP WITH BROOKDALE BY CREATING A $1.2 BILLION CCRC JOINT VENTURE AND AMENDING EXISTING EMERITUS LEASES

On April 23, 2014, HCP and Brookdale Senior Living (“Brookdale”) agreed to create a new $1.2 billion strategic joint venture to own and operate entry fee continuing care retirement communities (“CCRC JV”), representing 14 CCRC campuses with 7,000 units, at closing. HCP and Brookdale will own 49% and 51%, respectively, of the CCRC JV based on each company’s respective contributions. Brookdale will continue to manage all properties under a long-term management agreement.

Further, all existing Emeritus Corporation (“Emeritus”) purchase options encompassing 49 HCP properties will be cancelled; in exchange, all triple-net leases between HCP and Emeritus covering 202 senior housing properties will be amended, resulting in two portfolios: (i) RIDEA Portfolio – 49 non-stabilized properties will be contributed into a RIDEA joint venture, with Brookdale managing the communities and acquiring a 20% ownership interest; and (ii) NNN–leased Portfolio – Brookdale and HCP will amend the triple-net master leases for the remaining 153 properties, all guaranteed by Brookdale. These leases will have an average initial term of 15 years, plus two 10-year extension options and provide total base rent in 2014 of $158 million, unchanged from the existing rent, but contain reduced future rent payments and escalations compared to those currently in-place. HCP will fund up to $100 million for capital improvements through 2017 to upgrade the portfolio, earning additional rent at a market yield as funding occurs.

All transactions described above are contingent upon the closing of Brookdale’s pending merger with Emeritus. For additional information, see the April 2014 presentation titled “New $1.2 billion CCRC JV with Brookdale and Amendment of Emeritus Leases”, which is available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

INVESTMENT TRANSACTIONS

Through May 2014, we completed $162 million of additional investment transactions as follows:

•                  During the quarter ended March 31, 2014, the Company: (i) made a $32 million investment for a medical office building (“MOB”); (ii) acquired an 85 percent interest in a $51 million 180-unit senior housing community development project; and (iii) funded $53 million for construction and other capital projects, primarily in our life science, medical office and senior housing segments.

•                  On May 1, 2014, we acquired two MOBs totaling 148,000 square feet for $26 million. The properties, located in the historic Coconut Grove neighborhood of Miami, are on the campus of HCA’s Mercy Hospital.

During the quarter ended March 31, 2014, we sold two skilled nursing facilities for $22 million and a hospital for $17 million.

SIGNIFICANT LEASING TRANSACTIONS

Through May 2014, we executed several significant new leases totaling 187,000 square feet as follows:

•                  In February 2014, we executed two 11-year leases totaling 102,000 square feet: (i) 51,000 sq. ft. with the University Medical Center of Southern Nevada that anchors 85% of our Las Vegas medical office redevelopment project; and (ii) 51,000 sq. ft. for an entire building at our Hayward, California life science campus, which commences in August 2014.

•                  During March and April 2014, we executed three seven-year leases (expected to commence in the fourth quarter of 2014) totaling 85,000 square feet, which fully leases our South San Francisco Oyster Point life science campus.

FINANCING ACTIVITIES

On February 21, 2014, we issued $350 million of 4.2% senior unsecured notes due 2024. The notes priced at 99.537% of the principal amount with an effective yield-to-maturity of 4.257%.

On March 31, 2014, we amended our revolving credit facility by: (i) increasing its capacity to $2 billion from $1.5 billion; (ii) improving our funded interest cost by 17.5 basis points; and (iii) extending the maturity date to March 31, 2018. Based on our current credit ratings, the amended credit facility bears interest annually at LIBOR plus 92.5 basis points and has a facility fee of 15 basis points. Other terms of the amended facility were substantially unchanged, including a one-year extension option at our discretion, and the ability to increase the commitments by an aggregate amount of up to $500 million, subject to customary conditions.

SUSTAINABILITY

During the quarter, we earned four ENERGY STAR awards in our medical office and life science segments. As of March 31, 2014, we have been awarded 134 ENERGY STAR and 10 LEED certifications. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

DIVIDEND

On May 1, 2014, our Board of Directors declared a quarterly cash dividend of $0.545 per common share. The dividend will be paid on May 27, 2014 to stockholders of record as of the close of business on May 12, 2014.

OUTLOOK

For full year 2014, we expect: FFO to range between $2.96 and $3.02 per share; FAD to range between $2.47 and $2.53 per share; and EPS to range between $2.04 and $2.10 per share. These estimates do not reflect the potential impact of future acquisitions or the announced CCRC JV and lease amendment with Brookdale, which closing is subject to the completion of the pending merger, including shareholder approval, between Brookdale and Emeritus. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, May 6, 2014 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2014. The conference call is accessible by dialing (877) 363-5049 (U.S.) or (760) 536-8594 (International). The participant passcode is 26345444. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through May 21, 2014, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 26345444. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 29 consecutive years; (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is a global leader in sustainability as a member of the CDP, Dow Jones and FTSE4Good sustainability leadership indices, and the Global and North American healthcare sector leader for GRESB. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations with respect to (i) net income applicable to common shares on a diluted basis, FFO and FAD applicable to common shares on a diluted basis for the full year of 2014; (ii) the payment of the regular quarterly dividend; (iii) cash NOI SPP growth for the full year of 2014; and (iv) anticipated outcomes relating to the proposed CCRC JV and the Brookdale and Emeritus merger transaction and the potential benefits of an expanded relationship and joint ventures between HCP and Brookdale. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: the Company’s ability to complete the transactions described in this release related to the Brookdale and Emeritus merger on the currently proposed terms or at all; risks relating to the merger of Brookdale and Emeritus, including in respect of the satisfaction of closing conditions to the merger, unanticipated difficulties relating to the merger, the risk that regulatory approvals required for the merger are not obtained or are obtained subject to unanticipated conditions, uncertainties as to the timing of the merger, litigation relating to the merger, the impact of the transaction on each party’s relationships with its residents, employees and third parties, and the parties’ inability to obtain, or delays in obtaining, cost savings and synergies from the merger; changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of our common stock), which may adversely impact our ability to consummate transactions or reduce the earnings from potential transactions; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers, including Brookdale and Emeritus, of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers, including Brookdale and Emeritus, to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants (potentially including Brookdale and Emeritus), including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers, including Brookdale and Emeritus; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties, potentially including Brookdale and Emeritus; the risk that the Company may not be able to achieve the benefits of investments including with respect to the CCRC JV and the Brookdale and Emeritus merger transaction, within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures (including the proposed CCRC JV) and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission filings, including its 2013 Annual Report on Form 10-K. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Real estate:
Buildings and improvements	$10,570,071	$10,544,110
Development costs and construction in progress	211,181	225,869
Land	1,827,137	1,822,862
Accumulated depreciation and amortization	(2,015,034)	(1,965,592)
Net real estate	10,593,355	10,627,249

Net investment in direct financing leases	7,190,400	7,153,399
Loans receivable, net	371,172	366,001
Investments in and advances to unconsolidated joint ventures	193,930	196,576
Accounts receivable, net of allowance of $1,897 and $1,529, respectively	28,539	27,494
Cash and cash equivalents	49,738	300,556
Restricted cash	30,296	37,229
Intangible assets, net	472,058	489,842
Real estate assets held for sale, net	—	9,819
Other assets, net	929,190	867,705

Total assets	$19,858,678	$20,075,870

Liabilities and equity
Term loan	$228,269	$226,858
Senior unsecured notes	6,912,812	6,963,375
Mortgage debt	1,235,169	1,396,485
Other debt	74,097	74,909
Intangible liabilities, net	94,615	98,810
Accounts payable and accrued liabilities	276,342	318,427
Deferred revenue	67,801	65,872
Total liabilities	8,889,105	9,144,736

Common stock, $1.00 par value: 750,000,000 shares authorized; 458,043,744 and 456,960,648 shares issued and outstanding, respectively	458,044	456,961
Additional paid-in capital	11,362,581	11,334,041
Cumulative dividends in excess of earnings	(1,044,302)	(1,053,215)
Accumulated other comprehensive loss	(14,570)	(14,487)
Total stockholders’ equity	10,761,753	10,723,300

Joint venture partners	23,788	23,729
Non-managing member unitholders	184,032	184,105
Total noncontrolling interests	207,820	207,834

Total equity	10,969,573	10,931,134

Total liabilities and equity	$19,858,678	$20,075,870

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues:
Rental and related revenues	$284,823	$281,539
Tenant recoveries	25,434	24,202
Resident fees and services	38,053	35,746
Income from direct financing leases	164,537	156,870
Interest income	16,696	12,386
Investment management fee income	449	443
Total revenues	529,992	511,186

Costs and expenses:
Interest expense	106,638	109,110
Depreciation and amortization	107,388	103,179
Operating	75,707	72,686
General and administrative	21,394	20,656
Total costs and expenses	311,127	305,631

Other income, net	1,930	12,112

Income before income taxes and equity income from unconsolidated joint ventures	220,795	217,667
Income taxes	(1,446)	(916)
Equity income from unconsolidated joint ventures	14,528	14,801
Income from continuing operations	233,877	231,552

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	1,736	2,232
Gain on sales of real estate, net of income taxes	28,010	—
Total discontinued operations	29,746	2,232

Net income	263,623	233,784
Noncontrolling interests’ share in earnings	(4,512)	(3,199)
Net income attributable to HCP, Inc.	259,111	230,585
Participating securities’ share in earnings	(1,064)	(478)

Net income applicable to common shares	$258,047	$230,107

Basic earnings per common share:
Continuing operations	$0.50	$0.50
Discontinued operations	0.06	0.01
Net income applicable to common shares	$0.56	$0.51

Diluted earnings per common share:
Continuing operations	$0.50	$0.50
Discontinued operations	0.06	0.01
Net income applicable to common shares	$0.56	$0.51

Weighted average shares used to calculate earnings per common share:
Basic	457,294	453,651

Diluted	457,674	454,613

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$263,623	$233,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	107,388	103,179
Discontinued operations	—	1,538
Amortization of above and below market lease intangibles, net	(168)	(78)
Amortization of deferred compensation	4,890	5,430
Amortization of deferred financing costs, net	4,965	4,644
Straight-line rents	(13,968)	(18,793)
Loan and direct financing lease interest accretion	(21,503)	(24,266)
Deferred rental revenues	(145)	1,257
Equity income from unconsolidated joint ventures	(14,528)	(14,801)
Distributions of earnings from unconsolidated joint ventures	2,430	803
Gain on sales of real estate	(28,010)	—
Marketable securities and other gains (losses), net	63	(11,082)
Changes in:
Accounts receivable, net	(1,045)	1,967
Other assets	(8,942)	(8,699)
Accounts payable and accrued liabilities	(47,869)	(60,533)
Net cash provided by operating activities	247,181	214,350
Cash flows from investing activities:
Acquisitions of real estate	(5,473)	(25,654)
Development of real estate	(33,983)	(38,749)
Leasing costs and tenant and capital improvements	(12,405)	(8,959)
Proceeds from sales of real estate, net	36,753	—
Distributions in excess of earnings from unconsolidated joint ventures	772	568
Proceeds from the sales of marketable securities	—	28,030
Principal repayments on loans receivable	3,133	2,188
Investments in loans receivable and other	(42,281)	(14,957)
Decrease in restricted cash	6,933	173
Net cash used in investing activities	(46,551)	(57,360)
Cash flows from financing activities:
Net borrowings under bank line of credit	—	14,000
Issuance of senior unsecured notes	350,000	—
Repayments of senior unsecured notes	(400,000)	(150,000)
Repayments of mortgage debt	(162,739)	(12,135)
Deferred financing costs	(9,239)	—
Issuance of common stock and exercise of options	32,728	32,942
Repurchase of common stock	(8,068)	(689)
Dividends paid on common stock	(250,198)	(238,467)
Issuance of noncontrolling interests	41	987
Distributions to noncontrolling interests	(3,975)	(3,754)
Net cash used in financing activities	(451,450)	(357,116)
Effect of foreign exchange on cash and cash equivalents	2	—
Net decrease in cash and cash equivalents	(250,818)	(200,126)
Cash and cash equivalents, beginning of period	300,556	247,673
Cash and cash equivalents, end of period	$49,738	$47,547

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net income applicable to common shares	$258,047	$230,107
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	107,388	103,179
Discontinued operations	—	1,538
Direct financing lease (“DFL”) depreciation	3,846	3,429
Gain on sales of real estate	(28,010)	—
Equity income from unconsolidated joint ventures	(14,528)	(14,801)
FFO from unconsolidated joint ventures	16,961	17,541
Noncontrolling interests’ and participating securities’ share in earnings	5,576	3,677
Noncontrolling interests’ and participating securities’ share in FFO	(6,141)	(5,141)
FFO applicable to common shares	$343,139	$339,529
Distributions on dilutive convertible units	3,420	3,328
Diluted FFO applicable to common shares	$346,559	$342,857

Diluted FFO per common share	$0.75	$0.74

Weighted average shares used to calculate diluted FFO per share	463,661	460,650

________

(1)          We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was developed by the REIT industry to address this issue. FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains from dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from ours.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2014	2013

FFO applicable to common shares	$343,139	$339,529
Amortization of above and below market lease intangibles, net	(168)	(78)
Amortization of deferred compensation	4,890	5,430
Amortization of deferred financing costs, net	4,965	4,644
Straight-line rents	(13,968)	(18,793)
DFL accretion(2)	(21,422)	(24,170)
DFL depreciation	(3,846)	(3,429)
Deferred revenues – tenant improvement related	(482)	(444)
Deferred revenues – additional rents	337	1,701
Leasing costs and tenant and capital improvements	(12,405)	(8,959)
Joint venture and other FAD adjustments(2)	(14,019)	(12,049)
FAD applicable to common shares	$287,021	$283,382

Distributions on dilutive convertible units	2,251	3,328

Diluted FAD applicable to common shares	$289,272	$286,710

Diluted FAD per common share	$0.63	$0.62

Weighted average shares used to calculate diluted FAD per common share	461,804	460,650

_______________________________________

(1)          Funds Available for Distribution (“FAD”) is defined as FFO after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Also, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes adjustments to compute our share of FAD from our unconsolidated joint ventures that are similar to those in FFO. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with net cash flows from operating activities as presented in our consolidated financial statements prepared in accordance with GAAP. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)          For the three months ended March 31, 2014 and 2013, DFL accretion reflects an elimination of $15.6 million and $15.9 million, respectively. Our ownership interest in HCR ManorCare, Inc. (“HCR ManorCare”) is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare. Further, our share of earnings from HCR ManorCare (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income	$263,623	$233,784
Interest income	(16,696)	(12,386)
Investment management fee income	(449)	(443)
Interest expense	106,638	109,110
Depreciation and amortization	107,388	103,179
General and administrative	21,394	20,656
Other income, net	(1,930)	(12,112)
Income taxes	1,446	916
Equity income from unconsolidated joint ventures	(14,528)	(14,801)
Total discontinued operations	(29,746)	(2,232)
NOI	$437,140	$425,671
Straight-line rents	(13,968)	(18,793)
DFL accretion	(21,422)	(24,170)
Amortization of above and below market lease intangibles, net	(168)	(78)
Lease termination fees	(578)	—
NOI adjustments related to discontinued operations	(11)	(5)
Cash (Adjusted) NOI	$400,993	$382,625
Non-SPP cash (adjusted) NOI	(1,276)	817
Same property portfolio cash (adjusted) NOI(2)	$399,717	$383,442

Cash (Adjusted) NOI % change – SPP(2)	4.2%

______________________________________

(1)          We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)          Same property portfolio (“SPP”) statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2014
	Low	High

Diluted earnings per common share	$2.04	$2.10
Real estate depreciation and amortization	0.94	0.94
DFL depreciation	0.03	0.03
Gain on sales of real estate	(0.06)	(0.06)
Joint venture FFO adjustments	0.01	0.01
Diluted FFO per common share	$2.96	$3.02
Amortization of net below market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.09)	(0.09)
DFL accretion(2)	(0.17)	(0.17)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.15)	(0.15)
Joint venture and other FAD adjustments(2)	(0.13)	(0.13)
Diluted FAD per common share	$2.47	$2.53

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(1)          Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, including the pending CCRC JV with Brookdale and related Emeritus lease amendment transactions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.